UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2004

ARTISTDIRECT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30063 (Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400
Los Angeles, California 90024
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 443-5360

Not applicable
(Former name or former address, if changed since last report.)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     Effective February 6, 2004, ARTISTdirect, Inc., a Delaware corporation (the “Company”), dismissed KMPG LLP (“KPMG”) as its independent accountant. The dismissal of KPMG was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

     KPMG’s reports on the Company’s financial statements for the years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report, dated February 14, 2003, for the years ended December 31, 2002 and 2001 contained an explanatory paragraph stating that “the Company has incurred substantial operating losses and negative cash flows from operations to date and has funding commitments related to its record label joint venture. The Company needs additional capital to fund its operations and the operations of the record label joint venture. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

     During the years ended December 31, 2001 and 2002, and the period from January 1, 2003 through February 6, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements. In addition, none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such periods.

     A copy of a letter from KPMG addressed to the Securities and Exchange Commission is attached hereto as Exhibit 16.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     c. Exhibits:

A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTDIRECT, INC.
(Registrant)

Date: February 12, 2004	By:	/s/ ROBERT N. WEINGARTEN Robert N. Weingarten Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

16.1	Letter from KPMG LLP addressed to the Securities and Exchange Commission

4